Exhibit 99.26(18)(b)

POWER OF ATTORNEY

The undersigned director or officer of Southern Farm Bureau Life Insurance Company (the “Company”), a Mississippi corporation, hereby makes, constitutes, and appoints the Executive Vice President, any Senior Vice President, and the General Counsel of the Company, and each of them (with full power to each of them to act alone), as his true and lawful attorney-in-fact and agent with full power of substitution to each, for him and on his behalf and in his name, place and stead:

(1)                                  to sign and cause to be filed with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, a registration statement on Form N-6 under the Securities Act of 1933, as amended (Registration No. 333-68114), and the Investment Company Act of 1940, as amended (Registration No. 811-10477), in connection with the registration of certain variable life insurance policies issued by the Company through Southern Farm Bureau Life Variable Life Account, a separate account established by the Company;

(2)                                  to sign and cause to be filed with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, any and all amendments and supplements to such registration statement;

(3)                                  to withdraw such registration statement, amendments, or supplements; and

(4)                                  to take any and all other actions of whatever kind or nature in connection with such registration statement, amendments or supplements which said attorneys-in-fact may deem necessary, appropriate or advisable, including, but not limited to, providing any certifications or exhibits, making any requests for acceleration, and signing and causing to be filed any applications for exemption from provisions of the Federal securities laws.

The undersigned hereby ratifies and confirms all actions of any of said attorneys-in-fact hereunder.  The actions of each of the attorneys-in-fact shall bind the undersigned as fully as if all of the attorneys-in-fact had acted together.

IN WITNESS WHEREOF, the undersigned has hereto set his hand on this the 19th day of February, 2008.

Signature:	/s/ Laurence E. Favreau

Printed Name:	Laurence E. Favreau

Title:	Senior Vice President,
Chief Financial Officer